Exhibit 1.1

EXECUTION VERSION

BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT

$1,100,000,000

44,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 4.375%

Non-Cumulative Preferred Stock, Series NN

New York, New York

October 27, 2020

To the Representative

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), 44,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s perpetual 4.375% Non-Cumulative Preferred Stock, Series NN (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited against delivery of Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares, that are to be issued by Computershare Trust Company, N.A., as depository (the “Depository”) under the Deposit Agreement to be entered into by or before October 29, 2020 by and among the Company, Computershare Inc., the Depository and the holders from time to time of the Depositary Receipts described therein (the “Deposit Agreement”).

The Depositary Shares are also referred to herein as the “Shares” and, where appropriate herein, reference to the Shares includes the underlying shares of Preferred Stock. Such Depositary Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Shares are described more fully in the Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative,” as used herein, each shall be deemed to refer to such firm or firms.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-224523), as amended on or prior to the date of this Agreement, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule III hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(ii) The term “Disclosure Package” shall mean (A) the preliminary prospectus, as it may be amended or supplemented, (B) the Base Prospectus, and (C) the applicable issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto. As of 2:42 P.M. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that such information furnished by or on behalf of any Underwriter consists only of the information described as such in Section 8(b) hereof (the “Underwriter Information”).

(iii) As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies or will comply in all material respects with the applicable provisions under the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information. The documents which are incorporated by reference in the Registration Statement, the Disclosure Package, the preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Exchange Act and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(iv) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus that had not or has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(vi) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(vii) As to the Registration Statement, the Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all other material respects with such rule.

(viii) The Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(ix) The Preferred Stock has been duly and validly authorized for issuance and sale, and, when the Depositary Shares are issued and delivered against payment therefor pursuant to this Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable, and will have the rights set forth in the Certificate of Designations for the Preferred Stock; the Depositary Shares have been duly and validly authorized for issuance and sale, and, when issued and delivered against payment therefor pursuant to this Agreement, the Depositary Shares will be validly issued and, upon deposit of the Preferred Stock with the Depository pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depository, will be entitled to the rights under, and the benefits of, the Deposit Agreement; all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares has been validly and sufficiently taken and the Depositary Shares will represent legal and valid interests in the Preferred Stock; and the Preferred Stock and the Depositary Shares conform in all material respects to the descriptions thereof contained in the Disclosure Package and will conform in all material respects to the descriptions thereof contained in the Prospectus.

(x) The issue and sale of the Preferred Stock and the Depositary Shares and the compliance by the Company with all of the provisions thereof and of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the Company or articles of association or bylaws of the Principal Subsidiary Bank (as defined below) or any agreement or other instrument binding upon the Company or the Principal Subsidiary Bank that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.

(b) Each Underwriter, severally and not jointly, represents and agrees that:

(i) it has not and will not offer, sell or deliver any of the Depositary Shares, directly or indirectly, or distribute the preliminary prospectus, the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus) relating to the Shares in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein; and

(ii) it will comply in all material respects with the selling restrictions set forth in the Prospectus under the caption “Underwriting (Conflicts of Interest)—Selling Restrictions.”

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto the respective number of Shares set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereto (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof in the manner set forth in Schedule I hereto. Unless otherwise agreed, the Depositary Shares shall be issued in book-entry form, and the Depositary Receipts for the Depositary Shares may be deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

4. Obligations of the Underwriters. The obligations of each Underwriter under this Agreement are several and independent and:

(a) the failure of one or more of the Underwriters to perform its obligations shall not relieve the other Underwriters of their respective obligations, or the Company of its obligations to the other Underwriters, under this Agreement; and

(b) no Underwriter shall be responsible for or liable in respect of any breach of the obligations or warranties of any other Underwriter under this Agreement except as described in Section 8.

5. Agreements. The Company agrees with the several Underwriters that:

(a) During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus (including the Prospectus) or the Disclosure Package unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR. The Company will advise the Representative promptly (i) when the preliminary prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction as described in paragraph (e) of this Section 5 or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance, and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Depositary Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c) The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the preliminary prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

(e) The Company will arrange for the qualification of the Depositary Shares for sale under the applicable securities laws of such states or other jurisdictions of the United States as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Depositary Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) Until the business day (in New York, New York and Charlotte, North Carolina) following the Closing Date, the Company will not, without the consent of the Representative, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement for the Company’s securities filed under the Securities Act; provided, however, the Company may, at any time, offer or sell, or announce the offering of, securities (i) covered by a registration statement on Form S-8 or Form S-4 or (ii) covered by a registration statement on Form S-3 (including the Registration Statement) and pursuant to which (A) the Company sells securities under one of the Company’s medium-term note programs (including, without limitation, the Company’s Series N Medium-Term Note Program and the Company’s InterNotes Program), (B) the Company issues securities for its dividend reinvestment plan, (C) the Company issues notes, securities of an affiliated trust, another series of depositary shares, another series of preferred stock or other securities of the Company in an underwritten offering (under the Registration Statement No. 333-224523) in which the lead manager is BofA Securities, Inc., (D) affiliates of the Company offer securities of the Company in secondary market transactions or (E) the Company guarantees notes issued by BofA Finance LLC.

(g) The Company will prepare a final term sheet containing only a description of the Shares, in a form approved by the Representative or its counsel and contained in Schedule IV of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. For purposes of this Agreement, each Issuer Free Writing Prospectus shall be a term sheet.

(h) The Company and each Underwriter represents that it has not made and agrees that it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act (other than the Final Term Sheet). The Final Term Sheet is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of the contents thereof timely filing with the Commission, legending and record keeping.

(i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

(j) The Company shall use its best efforts to list within 30 days from the Closing Date, subject to notice of issuance, the Shares on the New York Stock Exchange (the “NYSE”) and to maintain such listing.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(ii) the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the

Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such rule or, to the extent applicable, under Rule 164(b) under the Securities Act; and

(iv) The Financial Industry Regulatory Authority, Inc. (“FINRA”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Company shall have furnished to the Representative the opinion of McGuireWoods LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (v) through (xii) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) through (iv) below:

(i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

(ii) each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in each jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

(iii) all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances with respect thereto;

(iv) such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus

which is omitted or not adequately disclosed therein, or (2) any contract or other document required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required;

(v) the statements made in the Base Prospectus under the headings “Description of Preferred Stock” and “Description of Depositary Shares,” as supplemented, amended and/or superseded by the statements in the final prospectus supplement for the Shares dated the date of this Agreement under the headings “Description of the Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to constitute summaries of the material terms of the Deposit Agreement, the Depositary Shares and the Preferred Stock, constitute accurate summaries in all material respects;

(vi) the Registration Statement has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy;

(viii) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Certificate of Designations and the Deposit Agreement, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its respective obligations under the this Agreement, the Certificate of Designations and the Deposit Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion;

(ix) the shares of Preferred Stock have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable;

(x) the Depositary Shares have been duly and validly authorized for issuance and sale, and, when issued and delivered against payment therefor pursuant to this Agreement, the Depositary Shares will be validly issued and, upon deposit of the Preferred Stock with the Depository pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depository, will be entitled to the rights under, and the benefits of, the Deposit Agreement; and all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares has been validly and sufficiently taken and the Depositary Shares represent legal and valid interests in the Preferred Stock;

(xi) none of the issuance and sale of the Preferred Stock or the Depositary Shares, nor the consummation of any other of the transactions herein contemplated or contemplated by the Deposit Agreement and the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under (1) the Company’s Restated Certificate of Incorporation or Bylaws, as amended to date, (2) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any U.S. court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

(xii) the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement, the Disclosure Package, or the Prospectus, including any document incorporated by reference therein, consisting of financial statements, supporting schedules, footnotes and other financial, accounting and statistical information or statements in the Disclosure Package or the Prospectus concerning the securities and other commercial laws of countries or jurisdictions other than the United States, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus or any amendment or supplement thereto (other than as stated in (v) above), nothing has come to its attention that has caused it to believe that such remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Shares, as of the time it became effective, as of the Initial Sale Time or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements, supporting schedules, footnotes and other financial, accounting and statistical information, the Disclosure Package, insofar as it relates to the offering of the

Shares, taken as a whole, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented, insofar as it relates to the offering of the Shares, as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel also need not pass upon nor assume any responsibility for ascertaining whether or when any of the information contained in each Disclosure Package was conveyed to any purchaser of the Depositary Shares.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Underwriters, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(c) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and any other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by any Managing Director, any Director, any Senior or other Vice President or the Treasurer or any other authorized officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and this Agreement and he or she is without knowledge that:

(i) the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission;

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Shares, or which in any way affects the validity of the Shares.

(e) On the date hereof and on the Closing Date, the Representative shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof or the Closing Date, as applicable, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) of this paragraph (f), is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) On or after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) The Representative shall have received on the Closing Date a certificate of the Depository.

(j) The Deposit Agreement shall have been duly authorized, executed and delivered, in a form reasonably satisfactory to the Representative.

(k) There shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Depositary Shares, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

If any of the foregoing conditions is not satisfied on or before the Closing Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Company in relation to expenses as provided in this Agreement and except for any liability arising before or in relation to such termination), provided that the Representative, on behalf of the Underwriters, may in its discretion waive any of the aforesaid conditions or any part of them.

7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Depositary Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares or the sale of the Depositary Shares to the Underwriters, (iv) the fees and expenses of any transfer agent or trustee for the Shares, and the fees and expenses of counsel to any such transfer agent or trustee for the Shares, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 5(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey, (viii) the listing of the Shares with the NYSE, (ix) the fees of FINRA, (x) any fees charged by rating agencies for the rating of the Depositary Shares, and (xi) the fees and expenses of any depository and any nominee thereof in connection with the Depositary Shares.

If the sale of the Depositary Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Depositary Shares.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning under the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofA Securities, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters, the sentences relating to concessions and reallowances, the fourth sentence of the seventh paragraph and the statements set forth in the eighth, ninth, tenth (furnished by BofA Securities, Inc.), and fourteenth paragraphs in the preliminary prospectus, and the corresponding statements to be set forth in the Prospectus, all under the caption “Underwriting (Conflicts of Interest)” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representative), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in Sections 8(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 8(c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II. For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the preliminary prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 7 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telexed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: John G. Crowley, or if sent to the Company, will be mailed, delivered or telexed and confirmed to it at Bank of America Corporation, Corporate Treasury — Strategic Asset Liability Management, Bank of America Corporate Center, NC1-007-06-11, 100 North Tryon Street, Charlotte, North Carolina 28255, with a copy to each of: Bank of America Corporation, Legal Department, NC1-027-18-05, 214 North Tryon Street, Charlotte, North Carolina 28255, Attn: General Counsel; and McGuireWoods LLP, 201 North Tryon Street, Charlotte, North Carolina 28202, Attn: Richard W. Viola.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 16 apply notwithstanding the following Section 17.

17. Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 16, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c) Definitions. For purposes of the above Section 16 and this Section 17 the following definitions will apply:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party;

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. Counterparts and Electronic Signatures.

Each individual signing this Agreement on behalf of a party hereto, by so signing represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of such party. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart, including by means of an electronic signature as described in the following sentence. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), the federal Electronic Signature in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case as amended from time to time and to the extent applicable) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

BANK OF AMERICA CORPORATION

By:	/s/ Karim Kajani
Name:	Karim Kajani
Title:	Director

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated October 27, 2020.

Registration Statement No. 333-224523.

Representative: BofA Securities, Inc.

Address of Representative:     BofA Securities, Inc.

                                                   One Bryant Park

                                                   New York, NY 10036

Title, Purchase Price and Description of Depositary Shares:

Title: 44,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 4.375% Non-Cumulative Preferred Stock, Series NN.

Net purchase price (include type of funds, if applicable): $24.2125 per Depositary Share (plus accrued dividends, if any, from October 29, 2020 to the date of delivery) in the case of 25,691,920 Depositary Shares sold to retail investors or $24.75 per Depositary Share (plus accrued dividends, if any, from October 29, 2020 to the date of delivery) in the case of 18,308,080 Depositary Shares sold to institutional investors (for a total net purchase price of $1,075,190,593), in federal (same day) funds or wire transfer to an account previously designated to the Representative by the Company, or if agreed to by the Representative and the Company, by certified or official bank check or checks.

Other provisions: None

Closing Date, Time and Location: October 29, 2020, 9:00 a.m., New York City time, Office of McGuireWoods LLP.

Additional items to be covered by the letter from

PricewaterhouseCoopers LLP delivered pursuant

to Section 6(e) at the time this Agreement is executed: None

I-1

SCHEDULE II

Underwriters	Number of Depositary Shares, Representing Interests in the Preferred Stock, to be Purchased
BofA Securities, Inc.	6,908,000
J.P. Morgan Securities LLC	6,908,000
Morgan Stanley & Co. LLC	6,908,000
UBS Securities LLC	6,908,000
Wells Fargo Securities, LLC	6,908,000
RBC Capital Markets, LLC	3,410,000
TD Securities (USA) LLC	3,410,000
Keefe, Bruyette & Woods, Inc.	660,000
Raymond James & Associates, Inc.	660,000
American Veterans Group, PBC	220,000
AmeriVet Securities, Inc.	220,000
Blaylock Van, LLC	220,000
C.L. King & Associates, Inc.	220,000
Great Pacific Securities	220,000
Telsey Advisory Group LLC	220,000
Total	44,000,000

II-1

SCHEDULE III

Issuer Free Writing Prospectuses

The Final Term Sheet, as set forth in Schedule IV

III-1

SCHEDULE IV

IV-1

BANK OF AMERICA CORPORATION

PREFERRED STOCK, SERIES NN

$1,100,000,000

44,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Bank of America Corporation 4.375% Non-Cumulative Preferred Stock, Series NN

FINAL TERM SHEET

Dated October 27, 2020

Issuer:	Bank of America Corporation

Security:	Depositary Shares, each representing a 1/1,000th interest in a share of Bank of America Corporation 4.375% Non-Cumulative Preferred Stock, Series NN

Expected Ratings:	Baa3 (Moody’s) / BBB- (S&P) / BBB (Fitch)

Size:	$1,100,000,000 ($25 per Depositary Share)

Over-allotment Option:	None

Public Offering Price:	$25 per Depositary Share

Maturity:	Perpetual

Trade Date:	October 27, 2020

Settlement Date:	October 29, 2020 (T+2)

Dividend Rate (Non-Cumulative):	4.375%

Dividend Payment Dates:	February 3, May 3, August 3, and November 3 of each year beginning on February 3, 2021, each subject to following unadjusted business day convention

Day Count:	30/360

Business Days:	New York/Charlotte

Optional Redemption:	Anytime on or after November 3, 2025 and earlier upon certain events involving a capital treatment event as described and subject to limitations in the preliminary prospectus supplement dated October 27, 2020 (the “Preliminary Prospectus Supplement”)

Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange (“NYSE”) under the symbol “BAC PrO”. Trading of the Depositary Shares on the NYSE is expected to commence within a 30-day period after the original issuance date of the Depositary Shares.

Sole Book-Runner:	BofA Securities, Inc.

Joint Lead Managers:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC RBC Capital Markets, LLC TD Securities (USA) LLC

Co- Managers:

Keefe, Bruyette & Woods, Inc.

Raymond James & Associates, Inc.

American Veterans Group, PBC

AmeriVet Securities, Inc.

Blaylock Van, LLC

C.L. King & Associates, Inc.

Great Pacific Securities

Telsey Advisory Group LLC

CUSIP/ISIN for the Depositary Shares:	06055H400 / US06055H4002

Bank of America Corporation (the “Issuer”) has filed a registration statement (including the Preliminary Prospectus Supplement and the prospectus dated June 29, 2018) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the prospectus supplement and the prospectus if you request them by contacting BofA Securities, Inc., toll free at 1-800-294-1322. You may also request copies by e-mail from fixedincomeir@bankofamerica.com or dg.prospectus_requests@bofa.com.

SCHEDULE V

Addresses of Underwriters

American Veterans Group, PBC

150 Broadhollow Rd, Suite PH4

Melville, New York 11747

AmeriVet Securities, Inc.

1155 Avenue of the Americas, 14th Floor

New York, New York 10036

Blaylock Van, LLC

600 Lexington Ave, 3rd Floor

New York, New York 10022

C.L. King & Associates, Inc.

410 Park Avenue, 16th Floor

New York, New York 10022

Great Pacific Securities

151 Kalmus Drive, Suite H-8

Costa Mesa, California 92626

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 5th Floor

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Raymond James & Associates, Inc.

535 Madison Avenue, 10th Floor

New York, New York 10022

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

TD Securities (USA) LLC

31 W. 52nd Street, 2nd Floor

V-1

New York, New York, 10019

Telsey Advisory Group LLC

555 Fifth Avenue, 7th Floor

New York, New York 10017

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

V-2